CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 9, 2001 accompanying the consolidated financial statements of FullNet Communications, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."





/s/ Grant Thornton LLP
----------------------
GRANT THORNTON LLP

Oklahoma City, Oklahoma
July 12, 2001